UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 30, 2013

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas	77075-1180
(Address of Principal Executive Offices)	(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Supply Agreement

On December 30, 2013, Powell Industries, Inc. (the “Company”) entered into the Amended and Restated Powell Supply Agreement (the “Restated Powell Supply Agreement”) with General Electric Company (“GE”), which amended and restated that certain Powell Supply Agreement, dated as of August 7, 2006, by and between the Company and GE (the “Original Powell Supply Agreement”).

Under the Original Powell Supply Agreement, GE agreed to purchase from the Company, subject to certain conditions and exceptions, all of GE’s requirements for medium voltage switchgear and circuit breakers and other related equipment and components (the “Products”) for a term of fifteen years, with successive three-year renewals unless otherwise determined by either party. The Restated Powell Supply Agreement, among other things, (i) terminates the Products purchase requirements under the Original Powell Agreement and (ii) provides that GE will not be required to purchase the Products from the Company and may purchase the Products from third parties or produce similar products and resell, or sell, such similar products. Notwithstanding the foregoing, the Restated Powell Supply Agreement provides that, during the period from January 1, 2014 through December 31, 2014, to the extent GE does not itself manufacture similar products to the Products, GE will purchase all of its requirements for the Products (other than arc-resistant switchgear) from the Company, subject to certain conditions and exceptions. Unless terminated earlier, the Restated Powell Supply Agreement has a term of four years from January 1, 2014. Immediately upon the effectiveness of the Restated Powell Supply Agreement, the Company assigned its rights and obligations thereunder to Powell Electrical Systems, Inc., a wholly-owned subsidiary of the Company.

In connection with the Restated Powell Supply Agreement, the Company and GE agreed to terminate another supply agreement, dated as of August 7, 2006 (the “GE Supply Agreement”), whereby the Company was required to purchase, subject to certain conditions and exceptions, its requirements for various components from GE; however, pursuant to the Restated Powell Supply Agreement, the Company and GE have agreed to consider a new GE supply agreement within ninety days of January 1, 2014.

In consideration for the Company’s agreement to enter into the Restated Powell Supply Agreement and to terminate the GE Supply Agreement, GE agreed to make certain cash payments to the Company.

The foregoing summary of the Restated Powell Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Powell Supply Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its first quarter of fiscal year 2014.

Amended and Restated Credit Agreement

Effective December 31, 2013, the Company, together with certain of its direct subsidiaries, entered into a credit agreement (the “Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, and the other banks and financial institutions now or hereafter a party thereto to amend and restate that certain Credit Agreement, as amended (the “Prior Credit Agreement”), dated as of June 29, 2005, with Bank of America, N.A., as administrative agent, and the other banks and financial institutions indicated in the Prior Credit Agreement for the purposes of (i) reflecting all prior amendments to the Prior Credit Agreement and (ii) modifying certain provisions of the Prior Credit Agreement to, among other things, permit the Company to make certain dispositions and pay cash dividends.

The foregoing summary of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its first quarter of fiscal year 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under the heading “Amended and Restated Credit Agreement” in Item 1.01 of this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: January 6, 2014

	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President
Chief Financial and Administrative Officer
(Principal Financial Officer)